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                                  EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SLP ACQUISITION CO.

                          ----------------------------

     FIRST: The name of the corporation shall be:

          SLP Acquisition Co.

     SECOND: The address of the corporation's registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

     THIRD: The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

          Three Thousand (3,000) shares without par value.

     FIFTH: The name and address of the incorporator is as follows:

          Heidi J. Kobrin
          Morgan, Lewis & Bockius LLP
          300 South Grand Avenue, 22nd Floor
          Los Angeles, California 90071.

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.


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     SEVENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this Certificate of Incorporation this 15th day of April, 1998.


                                      /s/  HEIDI J. KOBRIN
                                      --------------------
                                      Heidi J. Kobrin
                                      Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SLP ACQUISITION CO.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

          SLP ACQUISITION CO., a Delaware corporation, hereby certifies as follows:

          FIRST: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on April 15, 1998 and a certified copy was recorded in the Office of the Recorder of New Castle County, Delaware. The Certificate of Incorporation has to date not been amended.

          SECOND: The Certificate of Incorporation is amended to change the name of the Corporation by striking ARTICLE FIRST of the Certificate of Incorporation in its entirety and inserting the following new ARTICLE FIRST as follows:

          "FIRST. The name of this corporation shall be:

                SEA-LECT PRODUCTS, INC."

          THIRD: This Amendment to the Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors and by the written


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consent of the holder of all outstanding stock of the Corporation entitled to vote in accordance with Sections 141(f), 228 and 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be executed by its Secretary this 11th day of May, 1998.

                                       By: /s/  DOUGLAS B. SOLOMON
                                           -----------------------
                                           Douglas B. Solomon
                                           Secretary